CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-effective Amendment No. 2 to the Registration Statement on Form N-2 of our report dated March 20, 2007, relating to the financial statements of the Nuveen Multi-Currency Short-Term Government Income Fund, which appears in such Registration Statement. We also consent to the reference to our firm in such Registration Statement.

/s/  PricewaterhouseCoopers LLC

Chicago, Illinois

April 24, 2007